EXHIBIT 16.1

Cordovano and Honeck LLP                           Certified Public Accountants
--------------------------------------------------------------------------------
                                                         201 Steele Street
                                                         Suite 300
                                                         Denver, Colorado 80206
                                                         (303) 329-0220 Phone
                                                         (303) 316-7493 Fax

                                 August 12, 2005

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549


Re:      Akid Corporation
         Commission File No. 00-27333


Commissioners:

We were previously the principal accountants for Akid Corporation, and we reported on the financial statements of Akid Corporation as of April 30, 2005 and 2004, and for the two years then ended. We have not provided any audit services to Akid Corporation since the audit of the April 30, 2005 financial statements. On August 12, 2005, we were dismissed as principal accountants of Akid Corporation. We have read Akid Corporation's statements included under Item
4.01 of its Form 8-K dated August 12, 2005, which is to be filed with the Securities and Exchange Commission, and we agree with the statements as they pertain to our Firm. We have no basis on which to agree or disagree with other statements made in the Form 8-K.

Very truly yours,


/s/ Cordovano and Honeck LLP
-----------------------------
Cordovano and Honeck LLP